Exhibit 10.1
BELLICUM PHARMACEUTICALS, INC.
AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (this “Amendment”), amending that certain Consulting Agreement (the “Consulting Agreement”), dated May 18, 2016, by and between Bellicum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Kevin M. Slawin, M.D. (“Consultant”), is entered into as of March 21, 2017 by and between the Company and Consultant. Capitalized terms used herein which are not defined herein shall have the definition ascribed to them in the Consulting Agreement.
RECITALS
WHEREAS, the Company and Consultant have previously entered into the Consulting Agreement;
WHEREAS, Section 9(b) of the Consulting Agreement provides that the Consulting Agreement may not be altered, modified, or amended except by written instrument signed by the Parties;
WHEREAS, Section 2 of the Consulting Agreement provides that the Consulting Term is defined as January 1, 2017 through June 30, 2017.
WHEREAS, the Company and Consultant wish to extend the Consulting Term by nine months, through March 30, 2018, and to make other changes to the Consulting Agreement as set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein and in the Consulting Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1.Section 2 of the Consulting Agreement. Section 2 of the Consulting Agreement be and it hereby is, amended and restated in its entirety to read as follows:
“2. Commencement of Consulting Services. Provided that Advisor remains employed with the Company through the Employment Termination Date, on January 1, 2017, Advisor shall become an independent contractor to the Company and shall provide the Consulting Services to the Company pursuant to the remaining provisions of this Agreement, for a term ending on March 30, 2018, or until such earlier date if Advisor's Consulting Services are terminated by either the Company or Advisor pursuant to the terms of Section 6 herein (the “Consulting Term”).”

2.    Section 3 of the Consulting Agreement. Section 3 of the Consulting Agreement is hereby amended by (a) deleting the following three sentences from the end of the second paragraph of Section 3:
“In completing the Projects, Advisor agrees to provide his own equipment, tools, and other materials at his own expense; however, the Company will make its facilities and equipment available to Advisor when necessary. The Chair of the Science Committee retains the right to unilaterally modify, amend or change a written request for a Project at any time. During the Consulting Term, the Company shall provide Advisor with an office space at the Company Premises to conduct the Consulting Services.”
And (b) replacing the three above sentences with the following two sentences:
“In completing the Projects, Advisor agrees to provide his own office, equipment, tools, and other materials at his own expense. The Chair of the Science Committee retains the right to unilaterally modify, amend or change a written request for a Project at any time.”
3.    Exhibit B of the Consulting Agreement. Exhibit B of the Consulting Agreement is hereby deleted in its entirety and replaced with the following:

“Exhibit B

•	If requested by the Chair of the Science Committee: participate at and report back to the Chair of the Science Committee on relevant external scientific and clinical meetings and conferences.

•
If requested by the Chair of the Science Committee: review the Company’s preclinical and clinical pipelines, and assess the quality and competitiveness of the Company’s R&D programs and technology initiatives from a scientific perspective, including associated risk profile; in this capacity, if requested by the Board of Directors or the Chair of the Science Committee, participate as an observer and advisor in meetings of the Company’s Scientific Advisory Board and Clinical Advisory Board.

•	If requested by the Chief Executive Officer of the Company, participate as an observer in meetings of the Company’s Product Steering Committee.”
4.    Effect of Amendment. Except as expressly modified by this Amendment, the Consulting Agreement shall remain unmodified and in full force and effect.
5.    Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Texas without reference to principles of conflict of laws.
6.    Counterparts. This Amendment may be executed via facsimile or electronic (i.e., PDF) transmission and in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment to Consulting Agreement as of the date first written above.

COMPANY: BELLICUM PHARMACEUTICALS, INC. By: /s/ Richard A. Fair Name: Richard A. Fair Title: President and CEO CONSULTANT: KEVIN M. SLAWIN, M.D. /s/ Kevin M. Slawin, M.D. (Signature)